Exhibit 1.2

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Dividend Capital Securities LLC, as the dealer manager (“Dealer Manager”) for Dividend Capital Diversified Property Fund Inc. (the “Company”), a Maryland corporation which will be taxed as a real estate investment trust, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms:

I.    Dealer Manager Agreement

The Dealer Manager has entered into a Second Amended and Restated Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Company dated [__________ __, ___], attached hereto as Exhibit “A.” By your acceptance of this Agreement, you will become one of the Dealers referred to in such Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Agreement, including the provisions of Section 4 of such Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act of 1933, as amended. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Shares are to be offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to the Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).

As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the Commission that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the Commission. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Class A, Class I and Class W shares (the “Shares”) of the Company’s common stock, $0.01 par value per share.

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give the Dealer prompt written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and the Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to the Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide the Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

II.    Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a subscription eligibility form provided by the Company to each Dealer for use in connection with the Offering (the “Eligibility Form”) and to deliver to the Dealer such completed and executed Eligibility Form together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to or for the benefit of “Dividend Capital Diversified Property Fund Inc.” Purchase orders received and processed by the Company prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share of the class of shares being purchased calculated at the end of such business day plus, for Class A shares only, applicable selling commissions, in accordance with the procedures described in the Prospectus. Purchase orders received and processed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share of the class of shares being purchased calculated at the end of the next business day plus, for Class A shares only, applicable selling commissions, in accordance with the procedures described in the Prospectus. Subscribers may not submit an initial purchase order until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

If the Dealer receives an Eligibility Form or instrument of payment not conforming to the foregoing instructions, the Dealer shall return such Eligibility Form and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Eligibility Forms and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Eligibility Forms and instruments of payment are received from subscribers, Eligibility Forms and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer for deposit to Dividend Capital Diversified Property Fund Inc. as set forth in the Eligibility Form or as otherwise directed by the Company.

Where, pursuant to the Dealer’s internal supervisory procedures, final and internal supervisory review is conducted at a different location, Eligibility Forms and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Eligibility Forms and instruments of payment for deposit to Dividend Capital Diversified Property Fund Inc. as set forth in the Eligibility Form or as otherwise directed by the Company.

III.    Pricing

The Primary Shares shall be offered to the public at a purchase price payable in cash equal to the Company’s net asset value (“NAV”) per share applicable to the class of shares being purchased on such day (as calculated in accordance with the procedures described in the Prospectus), plus, for Class A Primary Shares, applicable selling commissions, subject in certain circumstances to waivers or reductions thereof. For stockholders who participate in the Company’s distribution reinvestment plan, the cash distributions attributable to the class of shares that each stockholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus). Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,000 in Shares is required. Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least $100 in Shares. The Shares are nonassessable. The Dealer hereby agrees to place any order for the full purchase price.

IV.    Dealers’ Compensation

Subject to volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Dealer’s selling commission applicable to the Class A Primary Shares sold by the Dealer which it is authorized to sell hereunder is the percentage of the total purchase price per Class A share sold by the Dealer and accepted and confirmed by the Company, as set forth on Schedule 1 to this Agreement, calculated after the close of business on the day that a purchase order is received in proper form and processed by the Company, or if such day is not a business day or such purchase order is not received in proper form and processed until after the close of business on such day, calculated after the close of business on the next business day, which commission will be paid by the Dealer Manager. No selling commission is payable with respect to sales of Class I Primary Shares or Class W Primary Shares. For these purposes, a “sale of Class A Primary Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. The Dealer affirms that the Dealer Manager’s liability for commissions payable to the Dealer is limited solely to the commissions received by the Dealer Manager from the Company associated with the Dealer’s sale of Class A Primary Shares.

The Dealer shall be responsible for implementing the volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class A shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Dealer, and any resulting reduction in selling commissions or fee waivers will be prorated among the separate subscribers.

In addition, as set forth in the Prospectus, the Dealer Manager may reallow a portion of the Distribution Fee (as defined in the Dealer Manager Agreement) to the Dealer in the Dealer Manager’s sole discretion. The Dealer Manager may also reallow a portion of the Dealer Manager Fee (as defined in the Dealer Manager Agreement). The reallowance of a portion of the Dealer Manager Fee, if any, shall be determined by the Dealer Manager in its sole discretion to Dealers that meet certain thresholds of Shares under management or other metrics determined by the Dealer Manager. Notwithstanding the foregoing, the Dealer’s right, if any, to receive a portion of the Dealer Manager Fee and Distribution Fee with respect to an Offering (i.e., pursuant to the Registration Statement for such Offering) shall cease when the aggregate selling commissions, Distribution Fee, Dealer Manager Fee and all other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid in connection with such Offering equals 10.0% of the gross proceeds raised from the sale of Primary Shares in such Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Dealer Manager Fee and the Distribution Fee accruing with respect to Class A, Class W and Class I shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering. In addition, the Dealer will cease receiving any portion of the Distribution Fee and Dealer Manager Fee with respect to any shares of the Company’s common stock on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange or (ii) such shares no longer being outstanding, for example (without limitation), upon their redemption or other repurchase by the Company, upon the dissolution of the Company, or upon a merger or other extraordinary transaction in which the Company is a party and in which the shares are exchanged for cash or other securities. Further, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to the Shares sold by the Dealer giving rise to the reallowed portion of the Dealer Manager Fee and Distribution Fee, then the Dealer’s entitlement to the portion of the Dealer Manager Fee and/or Distribution Fee related to such Shares shall cease, and beginning on such date, such portion of the Dealer Manager Fee and Distribution Fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Shares if any such broker-dealer of record has been designated (the “Servicing Dealer”) to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. The Dealer agrees to promptly notify the Dealer Manager upon becoming aware that it should no longer be the broker-dealer of record with respect to any or all of the Shares sold by the Dealer. The Dealer Manager may also reallow some or all of the Distribution Fee and/or Dealer Manager Fee to other broker-dealers who provide services with respect to the Shares (“Additional Servicing Dealers”) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance, all in accordance with the terms of such Servicing Agreement. The Dealer Manager’s reallowance of any portion of the Distribution Fee and Dealer Manager Fee to the Dealer, if any, shall be described in Schedule 1 to this Agreement.

The Dealer acknowledges and agrees that no selling commissions will be paid in respect of the sale of any DRIP Shares.

The parties hereby agree that the foregoing selling commissions, reallowed Dealer Manager Fee and reallowed Distribution Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Dealer’s interest in the offering is limited to such selling commissions, reallowed Dealer Manager Fee and reallowed Distribution Fee from the Dealer Manager and the Dealer’s indemnity referred to in Section 4 of the

Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions, the reallowed Dealer Manager Fee and reallowed Distribution Fee to the Dealer. In addition, as set forth in the Prospectus, the Dealer Manager will reimburse the Dealer for reasonable bona fide due diligence expenses incurred by the Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and no such expenses shall be reimbursed absent a detailed and itemized invoice.

V.    Payment

Payments of selling commissions and any other fees due to the Dealer pursuant to this Agreement will be made by the Dealer Manager to the Dealer. Selling commissions and such other fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager.

The Dealer, in its sole discretion, may authorize Dealer Manager to deposit selling commissions and any other fees or payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.    Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by an executed Eligibility Form and the required instrument of payment in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission and any other fees or payments theretofore paid with respect to such order.

VII.    Prospectus and Supplemental Information; Compliance with Laws

Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any additional sales literature which has been approved in advance in writing by the Dealer Manager (“Supplemental Information”). The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Supplemental Information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer agrees that it will not send or give any supplement to the Prospectus or any Supplemental Information to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Supplemental Information. The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager in writing. The Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the Commission and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (d) this Agreement and the Prospectus as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.    License and Association Membership

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2111, 2121, 2310, 5110 and 5141, and Rule 2420 of the NASD Conduct Rules (or any such rule’s successor FINRA Rule).

IX.    Limitation of Offer; Suitability

The Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer

Manager that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). The Dealer will sell Class I shares and Class W shares only to the extent approved by the Dealer Manager as set forth on Schedule 1 to this Agreement, and to the extent approved to sell Class I shares and Class W shares pursuant to this Agreement, sell such shares only to those persons who are eligible to purchase Class I shares and Class W shares as described in the Prospectus. Nothing contained in this Selected Dealer Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Eligibility Form. The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the Commission and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X.    Disclosure Review; Confidentiality of Information

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that the Dealer and Dealer’s home office diligence personnel and other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer (collectively, the “Diligence Personnel”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates, (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Dealer agrees to keep, and to cause its Diligence

Personnel to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Personnel not to disclose, such Confidential Information to the public, or the Dealer’s sales staff or financial advisors, or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that Dealer or its Diligence Personnel may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that Dealer or its Diligence Personnel may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, or at general “Forums” sponsored by the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the Commission and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the Commission or FINRA), provided that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XI.    Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

The Dealer hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification as required by the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Dealer will certify annually to the Dealer Manager that the Dealer (i) has implemented its anti-money laundering compliance program and (ii) will perform the specified requirements of its customer identification policies and procedures.

XII.    Privacy.

The Dealer agrees as follows:

The Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, Dealer may share with the Company and the Company may share with Dealer nonpublic personal information (as defined under the GLBA) of customers of Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker dealer of record for such customer’s account. Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

Dealer shall implement reasonable measures designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XII.

XIII.    Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

The Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. The Dealer also acknowledges that the Company’s Share Redemption Program (the “Program”) provides only a limited opportunity for investors to have their Shares redeemed by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Program at any time in accordance with the terms of the Program. The

Dealer further acknowledges that the Company is obligated to immediately terminate the Program if the Shares are listed on a national securities exchange or if a secondary market in the Shares is otherwise established. The Dealer hereby agrees that so long as the Company is offering Shares under a registration statement filed with the Commission (including any follow-on offering of the Shares) and the Company has not listed the Shares on a national securities exchange, the Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager.

XIV.    Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Denver FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV.    Termination

The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placing an order for sale of Shares after the Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and Dealer set forth in Sections IV, VI, VII, and XIII through XVII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI.    Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 518 17th Street, 12thFloor, Denver, Colorado 80202, and to the Dealer when mailed to the address specified by the Dealer herein.

XVII.    Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Colorado and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in Denver, Colorado.

THE DEALER MANAGER:

DIVIDEND CAPITAL SECURITIES LLC

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	IDENTITY OF DEALER:

Company Name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer all States:	Yes	No

If no, list all States licensed as broker-dealer:

Tax ID #:

2. Person to receive notices delivered pursuant to the Selected Dealer Agreement.

Name:

Company:

Address:

City, State and Zip:

Telephone:

Fax:

Email:

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:
Signature

Name:

Title:

Date:

SCHEDULE 1

TO

SELECTED DEALER AGREEMENT WITH

DIVIDEND CAPITAL SECURITIES LLC

NAME OF ISSUER: DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:

Dealer is authorized to sell the Company’s Class I shares of common stock:	Yes	No

Dealer is authorized to sell the Company’s Class W shares of common stock:	Yes	No

Selling commissions:

Dealer Manager Fee reallowance:

Distribution Fee reallowance:

“DEALER MANAGER” DIVIDEND CAPITAL SECURITIES LLC

By:

Name:

Title:

“DEALER”

(Print Name of Dealer)

By:

Name:

Title:

SCHEDULE 2

TO

SELECTED DEALER AGREEMENT WITH

DIVIDEND CAPITAL SECURITIES LLC

NAME OF ISSUER: DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, dealer manager fees, distribution fees, reallowances and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“DEALER”

(Print Name of Dealer)

By:

Name:

Title:

Date: